UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 3, 2024

SUPER MICRO COMPUTER, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33383	77-0353939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
980 Rock Avenue, San Jose, California 95131
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (408) 503-8000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SMCI	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 3, 2024, Super Micro Computer, Inc. (the “Company”) received a notice of deficiency (the “Notice”) from the Nasdaq Stock Market (“Nasdaq”) regarding the Company’s noncompliance with Nasdaq Listing Rule 5605(c)(2)(A), which requires, among other things, that the audit committee (the “Audit Committee”) of the Company’s board of directors (the “Board”) be comprised of three independent directors. The deficiency cited in the Notice is the result of the previously announced resignation of Mr. Shiu Leung (Fred) Chan from the Board and the Audit Committee.

On May 9, 2024, which was within the cure period granted by Nasdaq in the Notice to regain compliance with Nasdaq Listing Rule 5605(c)(2)(A), the Company appointed each of Mr. Robert Blair and Ms. Judy Lin, both current members of the Board, as additional members of the Audit Committee. In compliance with Nasdaq Listing Rule 5605(c)(2)(A), the Audit Committee currently consists of four independent directors, Mr. Tally Liu, Mr. Dan Fairfax, Mr. Robert Blair, and Ms. Judy Lin.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPER MICRO COMPUTER, INC.

Date: May 9, 2024	By:	/s/ Charles Liang
President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)